                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                               ARVINMERITOR, INC.
             (Exact name of registrant as specified in its charter)

            INDIANA                                    38-3354643
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              --------------------

         2135 West Maple Road                           48084-7186
            Troy, Michigan                              (Zip Code)
(Address of principal executive offices)

                              ---------------------

                         ARVINMERITOR, INC. SAVINGS PLAN
                            (Full title of the plan)

                              ---------------------
                            Vernon G. Baker, II, Esq.
                    Senior Vice President and General Counsel
                               ArvinMeritor, Inc.
                              2135 West Maple Road
                            Troy, Michigan 48084-7186
                     (Name and address of agent for service)

                                 (248) 435-1000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                    AMOUNT             PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES                 TO BE              OFFERING PRICE           AGGREGATE                AMOUNT OF
TO BE REGISTERED                    REGISTERED         PER SHARE (1)            OFFERING PRICE (1)       REGISTRATION FEE (1)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value             2,500,000          $18.05                   $ 45,125,000             $ 3,650.62
$1 per share, and associated
preferred share purchase
rights(2)
-----------------------------------------------------------------------------------------------------------------------------

(1) Based on the average of the high and low prices reported on the consolidated reporting system of the New York Stock Exchange on August 8, 2003, pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ArvinMeritor, Inc. Savings Plan.
--------------------------------------------------------------------------------

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

         This registration statement relates to registration of 2,500,000 additional shares of Common Stock, $1 par value, of ArvinMeritor, Inc. (the "Company") in connection with the ArvinMeritor, Inc. Savings Plan ("Plan"), and related interests in the Plan. The contents of the Registration Statement on Form S-8 in Registration No. 333-53396 are hereby incorporated by reference, pursuant to General Instruction E to Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 5. Interests of Named Experts and Counsel

         Vernon G. Baker, II, Esq., who has passed upon the legality of any newly issued Common Stock of the Company covered by this Registration Statement, is Senior Vice President and General Counsel of the Company.


Item 8. Exhibits

         5 Opinion of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of the Company, as to the legality of any newly-issued Common Stock of the Company covered by the Registration Statement.

         23(a) Consent of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of the Company, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

         23(b) Consent of M. Lee Murrah, Esq., Chief Intellectual Property Counsel of the Company.

         23(c)    Consent of Deloitte & Touche LLP, independent auditors.

         24 Power of Attorney authorizing certain persons to sign the Registration Statement.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 12th day of August, 2003.

                                       ARVINMERITOR, INC.


                                       By: /s/ Vernon G. Baker, II
                                           -----------------------
                                               Vernon G. Baker, II
                                               Senior Vice President
                                               and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 12th day of August, 2003, by the following persons in the capacities indicated:

Signature                                                    Title
---------                                                    -----
Larry D. Yost*                                       Chairman of the Board and
                                                     Chief Executive Officer (principal
                                                     executive officer) and Director

Terrence E. O'Rourke*                                President and Chief Operating
                                                     Officer and Director

Joseph B. Anderson, Jr., Rhonda L. Brooks,           Directors
Joseph P. Flannery, William D. George, Jr.,
Richard W. Hanselman, Charles H. Harff,
Victoria B. Jackson, James E. Marley,
James E. Perrella and Martin D. Walker*

S. Carl Soderstrom, Jr.*                             Senior Vice President and
                                                     Chief Financial Officer
                                                     (principal financial and accounting
                                                     officer)


*By  /s/ Bonnie Wilkinson
     --------------------
    (Bonnie Wilkinson, attorney-in-fact)

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 12th day of August, 2003.

                                       ArvinMeritor, Inc. Savings Plan



                                       By: /s/ Richard D. Greb
                                           -------------------
                                           Richard D. Greb, Plan Administrator

                                  EXHIBIT INDEX



Exhibits                            Exhibit Description

   5 Opinion of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of the Company, as to the legality of any newly-issued Common Stock of the Company covered by the Registration Statement.

  23(a) Consent of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of the Company, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

  23(b) Consent of M. Lee Murrah, Esq., Chief Intellectual Property Counsel of the Company.

  23(c)             Consent of Deloitte & Touche LLP, independent auditors.

  24 Power of Attorney authorizing certain persons to sign the Registration Statement.